Exhibit 10.1

AMENDMENT NO. 1

TO

CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of March 21, 2011 (this “Amendment”), to the Credit Agreement dated as of May 10, 2010 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among LANTHEUS MEDICAL IMAGING, INC., a Delaware corporation (“Borrower”), LANTHEUS MI INTERMEDIATE, INC. (“Lantheus MI”) and LANTHEUS MI REAL ESTATE, LLC (“Lantheus Real Estate” and together with Lantheus MI, the “Guarantors”), Bank of Montreal, as administrative agent (in such capacity, the “Administrative Agent”), Harris N.A., as collateral agent (in such capacity, the “Collateral Agent”), the Lenders from time to time party thereto and the other parties thereto.

WITNESSETH:

WHEREAS, the Loan Parties, the Lenders, the Collateral Agent and the Administrative Agent wish to make certain amendments to the Credit Agreement on the terms and subject to the conditions herein provided;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.                                               DEFINITIONS

Capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Credit Agreement.

SECTION 2.                                               AMENDMENTS

Effective as of the First Amendment Effective Date (as defined below) and subject to the satisfaction (or due waiver) of the conditions set forth in Section 3 of this Amendment, the Credit Agreement is hereby amended as follows:

(a)           The definition of “LIBOR Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““LIBOR Rate” means a rate per annum equal to the greater of (a) 1.00% and (b) the rate determined in accordance with the following formula:

LIBOR Rate	=	LIBOR
1- Reserve Percentage”

(b)           The definition of “Reference Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Reference Rate” means, for any day, the rate per annum equal to the greatest of: (a) the rate of interest announced or otherwise established by the Administrative Agent from time to time as its prime commercial rate, or its equivalent, for Dollar loans to borrowers located in the United States as in effect on such day, with any change in the Reference Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Administrative Agent’s best or lowest rate); (b) the sum of (i) the rate determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Administrative Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Administrative Agent for sale to the Administrative Agent at face value of Federal funds in the secondary market in an amount equal or comparable to the principal amount for which such rate is being determined, plus (ii) 1/2 of 1% and (c) 2.00%.”

(c)           A new definition of “2011 Senior Notes” is hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order as follows:

““2011 Senior Notes” means the 9.75% Senior Notes due 2017 issued by the Borrower in an aggregate principal amount of $150,000,000 pursuant to the Second Supplemental Indenture, dated as of March 21, 2011, between the Borrower, the subsidiary guarantors party thereto and Wilmington Trust FSB, as trustee, and any exchange notes issued in respect thereof on substantially similar terms.

(d)           Section 2.04(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         Reference Rate Loans.  Each Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Revolving Loan until such principal amount becomes due, at a rate per annum equal to the Reference Rate plus 2.75%”:

(e)           Section 2.04(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)         LIBOR Rate Loans.  Each LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Revolving Loan until such principal amount becomes due, at a rate per annum equal to the LIBOR Rate plus 3.75%”:

(f)            Section 7.01(a)(xi) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(xi)         promptly after the sending or filing thereof, copies of all statements, reports and other information any Loan Party files with the SEC or any national (domestic or foreign) securities exchange, it being understood that documents required to be delivered pursuant to this clause (xi) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (A) such document shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov (or any successor website) or on the Borrower’s website at http://www.lantheus.com (or any successor website) and (B) the Borrower provides an electronic link to such website to the Administrative Agent; and”

(g)           Section 7.02(h)(J) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(J)          the Borrower and the Parent may make Restricted Payments using the proceeds of Permitted Additional Debt, so long as (x) no Event of Default exists at the time any such Restricted Payment is made and (y) immediately after giving effect to each such Restricted Payment on a pro forma basis, the Consolidated Adjusted Total Leverage Ratio for the Parent and its Subsidiaries for the most recently ended four full fiscal quarters for which financial statements have been delivered to the Administrative Agent hereunder is not greater than 3.50:1.00; provided, that clause (y) shall not apply to Restricted Payments made using up to $150,000,000 in aggregate principal amount of Permitted Additional Debt comprised of the 2011 Senior Notes,”

(h)           Section 7.03(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         Consolidated Total Leverage Ratio.  Permit the Consolidated Total Leverage Ratio of the Parent and its Subsidiaries as of the last day of each period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries to be greater than the applicable ratio set forth below:

Fiscal Quarter End	Consolidated Total Leverage Ratio

The end of the fiscal quarter ending September 30, 2010	3.75:1.00

The end of the last fiscal quarter in Fiscal Year 2010 and the end of the first two fiscal quarters in Fiscal Year 2011	5.50:1.00

The end of the third fiscal quarter in Fiscal Year 2011	5.25:1.00

The end of the last fiscal quarter in Fiscal Year 2011	5.00:1.00

The end of the first fiscal quarter in Fiscal Year 2012	4.75:1.00

The end of the second and third fiscal quarters in Fiscal Year 2012	4.50:1.00

The end of the last fiscal quarter in Fiscal Year 2012 and the end of the first three fiscal quarters in Fiscal Year 2013	4.25:1.00

The end of the last fiscal quarter in Fiscal Year 2013 and the end of each fiscal quarter thereafter	3.75:1.00”

(i)            Section 7.03(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)         Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio of the Parent and its Subsidiaries as of the last day of each period of four (4) consecutive fiscal quarters of the Parent and its Subsidiaries to be less than the applicable ratio set forth below:

Fiscal Quarter End	Consolidated Interest Coverage Ratio

The end of the fiscal quarter ending September 30, 2010	2.25:1.00

The end of the last fiscal quarter in Fiscal Year 2010 and the end of the first three fiscal quarters in Fiscal Year 2011	1.75:1.00

The end of the last fiscal quarter in Fiscal Year 2011 and the end of the first fiscal quarter in Fiscal Year 2012	2.00:1.00

The end of the second and third fiscal quarters in Fiscal Year 2012	2.15:1.00

The end of the last fiscal quarter in Fiscal Year 2012 and the end of each fiscal quarter thereafter	2.25:1.00”

SECTION 3.                                               CONDITIONS PRECEDENT TO EFFECTIVENESS

The amendments set forth in Section 2 of this Amendment shall become effective as of the date (the “First Amendment Effective Date”) the following conditions precedent have been satisfied:

(a)           The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and each Lender;

(b)           The Administrative Agent and Lenders shall have received all fees, costs and expenses due and payable under the Credit Agreement and the other Loan Documents (including without limitation the fees and out-of-pocket expenses of legal counsel to the Administrative Agent); and

(c)           The representations and warranties contained in Section 4 of this Amendment shall be true and correct in all material respects as of the First Amendment Effective Date.

SECTION 4.                                               REPRESENTATIONS AND WARRANTIES

On and as of the First Amendment Effective Date, after giving effect to this Amendment and the transactions contemplated hereby, each Loan Party party hereto represents and warrants to the Administrative Agent, the Collateral Agent and the Lenders as follows:

4.1          Corporate Power and Authority.  Each Loan Party party hereto has all requisite power and authority to enter into this Amendment and to consummate the transactions contemplated hereby.

4.2          Authorization of Agreements.  The execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of each Loan Party party hereto.

4.3          Incorporation of Representations and Warranties from the Credit Agreement.  The representations and warranties contained in ARTICLE VI of the Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof with the same effect as though made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

4.4          Absence of Default.  Before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing or will result therefrom.

SECTION 5.                                               MISCELLANEOUS

5.1          References to Credit Agreement.  On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

5.2          Effect on Credit Agreement.  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

5.3          Headings.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

5.4          APPLICABLE LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

5.5          Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed counterpart hereof.

5.6          Loan Document.  This Amendment is a Loan Document.

5.7          Costs and Expenses.  The Borrower agrees to pay on demand, regardless of whether the transactions contemplated by this Amendment are consummated:  all reasonable out-of-pocket costs and expenses incurred by or on behalf of each Agent, including, without limitation, reasonable fees, costs, client charges and expenses of one primary counsel for the Agents in connection with the preparation, negotiation, execution or delivery of this Amendment and any agreements contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name: Michael P. Duffy
Title: Secretary

GUARANTORS:

LANTHEUS MI INTERMEDIATE, INC.

By:	/s/ Michael P. Duffy
Name: Michael P. Duffy
Title: Secretary

LANTHEUS MI REAL ESTATE, LLC

By:	/s/ Michael P. Duffy
Name: Michael P. Duffy
Title: Secretary

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

COLLATERAL AGENT:

HARRIS N.A.

By:	/s/ Andrew J. Pluta
Name:	Andrew J. Pluta
Title:	Director

ADMINISTRATIVE AGENT:

BANK OF MONTREAL

By:	/s/ Andrew J. Pluta
Name:	Andrew J. Pluta
Title:	Director

LENDER:

BANK OF MONTREAL

By:	/s/ Andrew J. Pluta
Name:	Andrew J. Pluta
Title:	Director

NATIXIS

By:	/s/ Frank H. Madden, Jr.
Name:	Frank H. Madden, Jr.
Title:	Managing Director

By:	/s/ Tefta Ghilaga
Name:	Tefta Ghilaga
Title:	Director

JEFFERIES FINANCE LLC

By:	/s/ E. Joseph Hess
Name:	E. Joseph Hess
Title:	Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]